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                                                               EXHIBIT 11.1


                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT
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                                                                     For the Three Months
                                                                       Ended March 31,
                                                                       ---------------
                                                                 1995                 1994
                                                                 ----                 ----

Net Investment Income                                           $  463,496           $  420,246

Percentage Allocable to Limited Partners                                99%                  99%
                                                                 ---------            ---------

Net Investment Income Allocable

   to Limited Partners                                          $  458,861           $  416,044
                                                                 =========            =========

Weighted Average Number of Limited
   Partnership Units Outstanding                                 1,296,999            1,427,950
                                                                 =========            =========

Net Investment Income Per Limited
   Partnership Unit                                             $      .36           $      .29
                                                                 =========            =========





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